                               KANE KESSLER, P.C.
                          1350 Avenue of the Americas
                               New York, NY 10019


                                 August 2, 2002



Jarden Corporation
555 Theodore Fremd Avenue
Rye, New York 10580

          RE:  REGISTRATION STATEMENT ON FORM S-4 OF JARDEN CORPORATION

Ladies and Gentlemen:

     We have acted as special counsel to Jarden Corporation, a Delaware corporation formerly known as Alltrista Corporation (the "Company"), and the Subsidiary Guarantors (as defined below) in connection with the preparation of the Registration Statement on Form S-4 (the "Registration Statement") filed on behalf of the Company and the Subsidiary Guarantors with the Securities and Exchange Commission (the "Commission") relating to the Company's offer to exchange $150 million aggregate principal amount of its 9 3/4% Senior Subordinated Notes due 2012 (the "New Notes"), which is being registered under the Securities Act of 1933, as amended (the "Securities Act"), for its outstanding 9 3/4% Senior Subordinated Notes due 2012, which were issued and sold in a transaction exempt from registration under the Securities Act (the "Old Notes"), all as more fully described in the Registration Statement. The New Notes will be issued under the Company's Indenture (the "Indenture") dated as of April 24, 2002 between the Company, the Subsidiary Guarantors and The Bank of New York, as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the prospectus (the "Prospectus") contained in the Registration Statement. Alltrista Newco Corporation, Alltrista Plastics Corporation, Alltrista Zinc Products, L.P., Hearthmark, Inc., Quoin Corporation, Tilia, Inc., Tilia Direct, Inc., Tilia International, Inc., and TriEnda Corporation are collectively referred to as the "Subsidiary Guarantors," and the guarantees by the Subsidiary Guarantors with respect to the New Notes are collectively referred to as the "Guarantees."

Jarden Corporation
August 2, 2002
Page 2

     In connection with this opinion letter, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, in the form filed with the Commission through the date hereof; (ii) the Restated Certificate of Incorporation of the Company, as amended, as currently in effect; (iii) the By-laws of the Company, as currently in effect; (iv) the Indenture; (v) the form of the New Notes; (vi) resolutions of the Board of Directors of the Company and each of the Subsidiary Guarantors relating to, among other things, the issuance and exchange of the New Notes for the Old Notes and the filing of the Registration Statement; and (vii) records of certain of the Company's and Subsidiary Guarantors corporate proceedings as reflected in their respective minute books and other records and documents that we have deemed necessary for purposes of this opinion. We also have examined and relied upon such other documents, corporate records, certificates, instruments and other information, as we have deemed necessary or appropriate as a basis for the opinions set forth below. We have also assumed, with respect to any court of a jurisdiction other than New York that may rule on an issue, the choice of New York law as the proper law to govern the New Notes will be, where applicable, given effect by the courts of any jurisdiction other than New York, and applied by such courts in proceedings relating to the New Notes and the Indenture.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to certain facts material to this opinion, we have relied without independent verification upon oral or written statements and representations of officers and other representatives of the Company and the Subsidiary Guarantors, public officials and others.

     Based upon and subject to the foregoing and the statements contained herein, we are of the opinion that:

     1. The issuance and exchange of the New Notes for the Old Notes has been duly authorized by requisite corporate action on the part of the Company.

     2. When (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), shall have become effective under the Securities Act, (ii) the New Notes are duly executed and authenticated in accordance with the provisions of the Indenture, and (iii) the New Notes shall have been issued and delivered in exchange for the Old Notes pursuant to the terms set forth in the Prospectus, the New Notes and the Guarantees will be a valid and binding obligation of the Company and the Subsidiary

Jarden Corporation
August 2, 2002
Page 3


Guarantors, as the case may be, entitled to the benefits of the Indenture and enforceable against the Company and the Subsidiary Guarantors, as the case may be, in accordance with their terms, except to the extent that the enforceability thereof may be limited by (x) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus which forms a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

     We are qualified to practice law in the State of New York and do not purport to be experts on, or to express any opinion herein concerning any law, other than the laws of the State of New York and the General Corporation Law of the State of Delaware. In rendering the opinions expressed herein, we have relied on matters relating to Indiana law on the opinion of Ice Miller, a copy of which is attached hereto as Exhibit A, with respect to Alltrista Newco Corporation, an Indiana corporation, Alltrista Plastics Corporation, an Indiana corporation, Alltrista Zinc Products, L.P., an Indiana limited partnership, Hearthmark, Inc., an Indiana corporation, and TriEnda Corporation, an Indiana corporation. We express no opinion as to the application of the securities or blue sky laws of the various states to the issuance or exchange of the New Notes.

     This opinion letter is limited to the specific legal matters expressly set forth herein, and no opinion is expressed or implied with respect to any matter not expressly stated herein. This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations.

                                                  Very truly yours,

                                                  KANE KESSLER, P.C.

                                                  By: /s/ Robert L. Lawrence
                                                     ---------------------------
                                                  Robert L. Lawrence
                                                  Authorized Signatory

                                                                       EXHIBIT A

                                   ICE MILLER

                                August 2, 2002


Kane Kessler, P.C.
1350 Avenue of the Americas
New York, New York  10019

Jarden Corporation
555 Theodroe fremd Avenue
Rye, New York  10580

     Re:  Registration Statement on Form S-4 of Jarden Corporation

Ladies and Gentlemen:

     We have acted as special Indiana counsel to Jarden Corporation, a Delaware corporation formerly known as Alltrista Corporation (the "Company"), and each of Alltrista Newco Corporation, an Indiana corporation, Alltrista Plastics Corporation, an Indiana corporation, Alltrista Zinc Products, L.P., an Indiana limited partnership, Hearthmark, Inc., an Indiana corporation, and TriEnda Corporation, an Indiana corporation (collectively, the "Indiana Guarantors" and individually an "Indiana Guarantor"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed on behalf of the Company and the Guarantors (as defined below) with the Securities and Exchange Commission relating to the Company's offer to exchange $150 million aggregate principal amount of its 9 3/4% Senior Subordinated Notes due 2012 (the "New Notes") which are being registered under the Securities Act of 1933, as amended (the "Securities Act"), for its outstanding 9 3/4% Senior Subordinated Notes due 2012 (the "Old Notes") which were issued and sold in a transaction exempt from registration under the Securities Act, all as more fully described in the Registration Statement. The New Notes will be issued under the Company's Indenture (the "Indenture") dated as of April 24, 2002, among the Company, the Guarantors (as defined in the Indenture), including the Indiana Guarantors, and The Bank of New York, as trustee (the "Trustee"). Capitalized terms not otherwise defined herein shall have the respective meaning assigned to such terms in the prospectus contained in the Registration Statement. The guarantees by the Indiana Guarantors under the Indenture with respect to the New Notes are collectively referred to herein as the "Guarantees."

     Except as described in this letter, we are not generally familiar with the Indiana Guarantors' businesses, records, transactions, or activities. Our knowledge of their businesses,

Kane Kessler, P.C.
Jarden Corporation
August 2, 2002
Page 2


records, transactions, and activities is limited to the information that is set forth below and on Exhibit A and that otherwise has been brought to our attention by certificates executed and delivered to us by officers of the Indiana Guarantors in connection with this opinion letter. We have examined copies, certified or otherwise identified to our satisfaction, of the documents listed in the attached Exhibit A, which is made a part hereof. For the purposes of this opinion, the documents listed in Exhibit A are hereinafter referred to collectively as the "Authorization Documents."

     In rendering our opinion, we also have examined such certificates of public officials, organizational documents and records and other certificates and instruments as we have deemed necessary for the purposes of the opinion herein expressed and, with your permission, have relied upon and assumed the accuracy of such certificates, documents, records and instruments. We have made such examination of the laws of the State of Indiana as we deemed relevant for purposes of this opinion, but we have not made a review of, and express no opinion concerning, the laws of any jurisdiction other than the State of Indiana.

     We have relied upon and assumed the truth and accuracy of the representations, certifications and warranties made in the Authorization Documents, and have not made any independent investigation or verification of any factual matters stated or represented therein. Whenever our opinion or confirmation herein with respect to the existence or absence of facts is indicated to be based upon our knowledge or belief, it is intended to signify that, during the course of our representation of the Indiana Guarantors no information has come to the attention of the attorneys who participated in the representation which would give us actual knowledge of the existence or absence of such facts. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts or circumstances or the assumed facts set forth herein, we accept no responsibility to make any such investigation, and no inference as to our knowledge of the existence or absence of such facts or circumstances or of our having made any independent review thereof should be drawn from our representation of the Indiana Guarantors. Our representation of the Indiana Guarantors is limited to the transactions contemplated by the Registration Statement and other matters specifically referred to us by the Indiana Guarantors.

     In rendering this opinion letter to you, we have assumed with your permission:

     (a) The genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies.

     (b) The respective factual representations, statements and warranties of the Indiana Guarantors in the Guarantees and the Authorization Documents, and in the other

Kane Kessler, P.C.
Jarden Corporation
August 2, 2002
Page 3


     documents that we have reviewed, and upon which we have relied, are accurate, complete and truthful.

     (c) All official public records (including their proper indexing and filing) furnished to or obtained by us, electronically or otherwise, are accurate, complete and authentic.

     (d) The corporate records or other organizational records of each Indiana Guarantor provided to us are accurate and complete.

     Based on the foregoing and upon such investigation as we have deemed necessary, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, we are of the opinion that:

     1. Each of Hearthmark, Inc., Alltrista Plastics Corporation, Alltrista Newco Corporation, and TriEnda Corporation is a corporation incorporated and validly existing under the law of the State of Indiana, for which the most recent required biennial report has been filed with the Indiana Secretary of State and no Articles of Dissolution appear as filed in the Indiana Secretary of State's records. Alltrista Zinc Products, L.P. is a limited partnership validly existing under the law of the State of Indiana for which no certificate of cancellation appears as filed in the Secretary of State's records.

     2. Each Indiana Guarantor, other than Alltrista Zinc Products, L.P., has all requisite corporate power and corporate authority, under Indiana law to own and operate its properties and carry on its business as now conducted, to perform its obligations under the Guarantees. Alltrista Zinc Products, L.P. has all requisite limited partnership power and limited partnership authority under Indiana law to own and operate its properties and carry on its business as now conducted and to perform its obligations under its Guarantee.

     3. The performance of each Indiana Guarantor's obligations under the Guarantees has been duly authorized by all requisite corporate or limited partnership action on the part of such Indiana Guarantor.

     The opinions expressed herein are matters of professional judgment, are not a guarantee of result and are effective only as of the date hereof. We do not undertake to advise you of any matter within the scope of this letter than comes to our attention after the date of this letter and disclaim any responsibility to advise you of any future changes in law or fact that may affect the opinions set forth herein. We express no opinion other than as hereinbefore expressly set forth. No expansion of the opinions expressed herein may or should be made by implication or otherwise.

Kane Kessler, P.C.
Jarden Corporation
August 2, 2002
Page 4


     We are informed that you are relying on this opinion letter in connection with Kane Kessler, P.C.'s opinion letter to the Company and the Company's offer to exchange the New Notes for the Old Notes and the registration of the New Notes under the Securities Act. The foregoing opinion shall not be relied upon for any other purpose or by any Person other than the addressee hereof. The use or reliance upon this opinion letter by any other Person without our prior written consent is strictly prohibited.


                                                 Very truly yours,

                                                 /s/ Ice Miller

                                    EXHIBIT A

                           LIST OF DOCUMENTS REVIEWED
                           --------------------------

1. Certificate of Existence for each of the Indiana Guarantors issued by the Indiana Secretary of State, each dated July 17, 2002.

2. Articles of Incorporation of each Indiana Guarantor other than Alltrista Zinc Products, L.P., as certified by the Indiana Secretary of State on April 15, 2002, to be a true and complete copy of the Articles of Incorporation of such Indiana Guarantor, as amended.

3. Bylaws of each Indiana Guarantor other than Alltrista Zinc Products, L.P., as certified by an authorized officer of such Indiana Guarantor as of August 2, 2002, to be a true and complete copy of the Bylaws of such Indiana Guarantor.

4. Certificate of Limited Partnership of Alltrista Zinc Products, L.P., as certified by the Indiana Secretary of State on April 15, 2002, to be a true and complete copy of the Certificate of Limited Partnership of Alltrista Zinc Products, L.P., as amended.

5. Partnership Agreement of Alltrista Zinc Products, L.P., as certified by an authorized officer of Alltrista Zinc Products, L.P. as of August 2, 2002, to be a true and complete copy of the Partnership Agreement of Alltrista Zinc Products, L.P.

6. Resolutions of the Board of Directors of each Indiana Guarantor other than Alltrista Zinc Products, L.P., as certified by an authorized officer of such Indiana Guarantor as of August 2, 2002.

7. Resolutions of the partners of Alltrista Zinc Products, L.P., as certified by an authorized officer of Alltrista Zinc Products, L.P. as of August 2, 2002.

8. Officers' Certificate of the Indiana Guarantors dated August 2, 2002, as to certain factual matters.